DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

November 21, 2006

Job Number	**Corporation Number**	
C20061122-0102	C26970-1997	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20060749010-29	November 21, 2006 04:31:50 PM

Corporation Name	**Resident Agent**
PLURIS ENERGY GROUP INC.	CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C26970-1997
Document Number:
20060749010-29

Date Filed:
11/21/2006 4:31:50 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
PLURIS ENERGY GROUP INC.

2. The articles have been amended as follows (provide article numbers, if available):

The capital stock of this corporation shall consist of 250,000,000 shares of common stock with a par value of $0.001 and 100,000,000 preferred shares with a par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 51.20%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.